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                                                                    Exhibit 23.2
                                                                    ------------

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated May 1, 1998 (except for the matter discussed in Note 11, as to which the date is May 9, 1998) included in Vision-Sciences, Inc.'s. Form 10-K for the year ended on March 31, 1998 and to all references to our Firm included in this registration statement.



                                    ARTHUR ANDERSEN LLP



Boston, Massachusetts
February 11, 1999